Summary Translation	Exhibit 4.56

Loan Agreement

Contract No. : 2013JIYINDAIZIDI13100913

Borrower : Ganglian Finance Leasing Co., Ltd

Lender : CITIC Shijiazhuang Branch

Signing Date : August 23, 2013

Loan Amount : RMB100,000,000

Length of maturity : From August 23, 2013 to August 23, 2014

Use of Loan : Working Capital

Loan Interest : 6.60%

Date of Draft :August 23, 2013

Withdrawal Amount : RMB100,000,000

Payment Method : The interest should be repaid by monthly. The principal shall be fully repaid at the maturity date of the loan.

Repayment Date :August 23, 2014

Loan Guarantee : Guaranty of Pledge, Guaranty of Mortgage

- Ganglian Finance Leasing Co., Ltd entered into The Maximum Mortgage Contract with the lender, with the contract no.2013JIYINZUIQUANZHIZIDI13140823.

- Ganglian Finance Leasing Co., Ltd entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121739.

- LI YONG HUI entered into The Maximum Pledge Contract with the lender, with the contract no.2013JIYINZUIBAOZIDI13121743.